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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-47672, 333-44702, 333-32214, 333-39908 and
333-85553) and Form S-3 (File No. 333-85211) of Devon Energy Corporation of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation for the year ended December 31, 1999,which appears in this Current Report on Form 8-K of Devon Energy Corporation dated November 13, 2000.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 13, 2000